                                                                  EXHIBIT 99 (b)

                             HARBINGER CORPORATION
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                                                  December 31, 1995
                                                    ------------------------------------------------
                                                        Historical
                                                    -----------------     Pro Forma      Pro Forma
                                                    Company     NTEX     Adjustments    Consolidated
                                                    -------    ------    -----------    ------------
                                                  (in thousands, except for share and per share data)
ASSETS                                                             (2)
Current Assets:
    Cash and cash equivalents                       $11,918   $     0     (3,195)(1)      $ 8,723
    Accounts receivable, net                          5,624       659                       6,283
    Royalty receivable                                1,382         0                       1,382
    Deferred income taxes                               999         0                         999
    Due from joint venture                              566         0                         566
    Other current assets                                283        81                         364
                                                    -------   -------                     -------
        Total current assets                         20,772       740                      18,317
                                                    -------   -------                     -------

Property and equipment, net                           3,772        91                       3,863
Investments in joint ventures                         7,480         0                       7,480
Intangible assets, net                                6,298         0      7,094 (1)        8,943
                                                                          (4,449)(1)
Deferred income taxes                                 1,938         0                       1,938
                                                    -------   -------                     -------
                                                    $40,260   $   831                     $40,541
                                                    =======   =======                     =======


LIABILITIES AND SHAREHOLDERS'  EQUITY
Current liabilities:
    Accounts payable                                $ 1,335   $   638                     $ 1,973
    Accrued expenses                                  2,759       490        650 (1)        3,899
    Deferred revenues                                 2,358       473                       2,831
    Payable due to acquisitions                           0         0                           0
    Line of credit/Debt                                   0     1,175                       1,175
                                                    -------   -------                     -------
        Total current liabilities                     6,452     2,776                       9,878
                                                    -------   -------                     -------

Redeemable preferred stock:
    Zero Coupon, $1.00 redemption value;
        4,000,000 issued                                  0         0                           0

Puttable common stock:
    $0.0001 par value; 550,000 issued                 4,675         0                       4,675

Shareholders' equity:
    Preferred stock; 250,000 issued                   2,485         0                       2,485
    Common stock 9,690,684 issued                         1       328       (328)(1)            1
    Additional paid in capital                       32,201     5,325     (5,325)(1)       33,505
                                                                           1,304 (1)
    Accumulated deficit                              (5,554)   (7,598)     7,598 (1)      (10,003)
                                                                          (4,449)(1)
                                                    -------   -------                     -------
        Total shareholders' equity                   29,133    (1,945)                     25,988
                                                    -------   -------                     -------
                                                    $40,260   $   831                     $40,541
                                                    =======   =======                     =======

                             HARBINGER CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                                      Twelve Months Ended December 31, 1995
                                                 ------------------------------------------------
                                                      Historical
                                                 ------------------      Pro Forma    Pro Forma
                                                  Company      NTEX     Adjustments  Consolidated
                                                 --------      ----     -----------  ------------
                                                (in thousands, except for share and per share data)
                                                                   (2)
Revenues:
    Services and other                           $   16,418    $2,426                  $   18,844
    Software                                          6,699       126                       6,825
                                                 ----------    ------                  ----------
        Total revenues                               23,117     2,552                      25,669
                                                 ----------    ------                  ----------
Direct costs:
    Services and other                                4,323       734                       5,057
    Software                                          1,349         6                       1,355
                                                 ----------    ------                  ----------
        Total direct costs                            5,672       740                       6,412
                                                 ----------    ------                  ----------

Gross margin                                         17,445     1,812                      19,257
                                                 ----------    ------                  ----------
Operating costs:
    Selling and marketing                             4,875       484                       5,359
    General and administrative                        4,832     1,154                       5,986
    Depreciation and amortization                       794        40        312 (3)        1,146
    Product development                               3,809       436                       4,245
                                                 ----------    ------                  ----------
        Total operating costs                        14,310     2,114                      16,736
                                                 ----------    ------                  ----------

        Operating income (loss)                       3,135      (302)                      2,521
Interest expense (income), net                          (65)        0        256 (4)          191
Equity in losses of joint venture                     1,266         0                       1,266
                                                 ----------    ------                  ----------
Income (loss) before income tax expense               1,934      (302)                      1,064
Income tax expense                                      687        99                         786
                                                 ----------    ------                  ----------
Net income (loss)                                     1,247      (401)                        278
Preferred stock dividends                              (199)        0                        (199)
                                                 ----------    ------                  ----------
Net income (loss) applicable to common
    shareholders                                 $    1,048     ($401)                 $       79
                                                 ==========    ======                  ==========
Net income (loss) per share of common stock      $     0.12                            $     0.01
                                                 ==========                            ==========

Weighted average common and common
    equivalent shares outstanding                 8,932,000                             9,004,000
                                                 ==========                            ==========



    The Company charged $4,449,000 to its histocial statement of opertions in the period ended March 31, 1996 resulting from a valuation of acquired in-process product development costs associated with the acquisition. This non-recurring charge was directly attributable to the transaction and is not included in this pro forma statement.

                             HARBINGER CORPORATION

              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                              FINANCIAL STATEMENTS


         Effective March 31, 1996, Harbinger ("the Company") acquired all of the common stock of NTEX Holding, B.V. ("NTEX"), a Dutch corporation based in Rotterdam, The Netherlands for $3,195,000 in cash, the issuance of 71,852 shares of the company's common stock and warrants to purchase up to 12,500 shares of the Company's stock at a price of $16.75 per share. The company recorded the acquisition, which was completed on April 4, 1996, using the purchase method of accounting with $4,449,000 of the purchase price allocated to in-process product development and charged to the consolidated statement of operations on March 31, 1996.

         The unaudited pro forma consolidated statements of operations for the year ended December 31, 1995 and the unaudited pro forma consolidated balance sheet as of December 31, 1995, illustrate the estimated effects of the NTEX acquisition as if it had occurred as of the beginning of the period presented.

         The unaudited pro forma consolidated financial statements have been prepared using the purchase method of accounting, whereby the total cost of the acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of such acquisition. For purposes of the unaudited pro forma consolidated financial statements, such allocations have been made based upon currently available information and management's estimates.

         The historical financial statements are derived from the audited financial statements of the Company as of and for December 31, 1995 and the audited statements of NTEX as of and for December 31, 1995. The unaudited financial statements reflect all adjustments which in the opinion of management are necessary for a fair presentation of results for the respective periods.

         The unaudited pro forma consolidated financial statements do not purport to represent what the results of operations or financial position of the company would actually have been if the acquisition had occurred on such dates or to project the results of operations for financial position of the Company for any future date or period. The unaudited pro forma consolidated financial statements should be read together with the Financial Statements and Notes thereto of the Company.

1) Reflects adjustments to record the acquisition of NTEX including the purchase price allocation. The purchase price of NTEX includes the payment of $3,195,000 in cash to the stockholders of NTEX and assumes certain other payments in Harbinger common stock and warrants in the amount of $1,304,000. The purchase price allocation reflects: (i) a $2,648,000 increase in goodwill and other intangibles; (ii) a $4,449,000 increase in the Company's accumulated deficit resulting from a valuation of in-process research and development, which was charged to the consolidated statement of operations on March 31, 1996; (iii) a provision of $650,000 for certain other liabilities; and (iv) the elimination of the historical equity accounts of NTEX.

2) Reflects the balance sheet of NTEX as of December 31, 1995 and the historical operating results for the year ended December 31, 1995.

3) Reflects an increase in amortization expense as a result of the acquisition of NTEX. Amortization of goodwill arising from the acquisition is provided using the straight-line method over ten years. Software development costs are amortized on a product-by product basis at the greater of the amounts computed using (a) the ratio of current gross revenues for a product or enhancement to the total current and anticipated future gross revenues for that product or enhancement or (b) the straight-line method over the remaining estimated economic life of the product or enhancement, not to exceed five years.

4) Reflects interest expense on the cash payment of $3,195,000 to fund the acquisition at the prime rate (8%) for the period.